Filed Pursuant to Rule 424(b)(3) and 424(b)(7)

File No. 333-157020

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common stock, par value $0.01 per share	9,810,613	$22.67	$222,406,597	$8,741

(1)	Includes up to 8,281,162 shares of common stock of The NASDAQ OMX Group, Inc., which we refer to as NASDAQ OMX, that may be issued upon conversion of our 3.75% Series A Convertible Notes due 2012, plus, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, which we refer to as the Securities Act, any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Pursuant to Rule 457(c) under the Securities Act, estimated solely for the purpose of determining the registration fee on the basis of the average high and low prices of shares of common stock of NASDAQ OMX on The NASDAQ Stock Market on January 29, 2009.

(3)	Calculated in accordance with Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing the registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission on January 30, 2009 (File No. 333-157020), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

(4)	NASDAQ OMX previously paid an aggregate registration fee of $108,040 with respect to securities that were registered pursuant to the registration statement on Form S-3ASR (File No. 333-131373) initially filed on January 30, 2006 (the “Previous Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the unused amount, resulting from unsold securities, of the registration fee paid with respect to the Previous Registration Statement will be applied to pay the registration fee payable with respect to the securities offered by means of this prospectus supplement. This registration statement, which includes this prospectus supplement, is registering 9,810,613 shares of the 12,606,768 remaining unsold shares registered pursuant to the Previous Registration Statement and is not being filed to register any additional securities at this time. The filing fee is offset against the $18,864 aggregate remaining balance in unused registration fees that have been carried forward from the Previous Registration Statement. Accordingly, no additional registration fee has been paid with respect to this offering. $10,123 of the $18,864 of unused registration fees relating to the Previous Registration Statement will offset future filing fees due for subsequent offerings pursuant to Rule 457(p).

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 29, 2009)

9,810,613 Shares

Common Stock

This prospectus supplement relates to the resale of up to an aggregate of 9,810,613 shares of our common stock, par value $0.01 per share, by the selling stockholders identified in this prospectus supplement. These shares include 8,281,162 shares of our common stock issuable upon conversion of our 3.75% Series A Convertible Notes due 2012, which we refer to as our Series A Notes.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

The selling stockholders identified in this prospectus supplement may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page S-6 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement. The registration of these shares for resale does not necessarily mean that the selling stockholders will sell any of their shares.

The shares of our common stock are listed on The NASDAQ Global Select Market under the symbol “NDAQ.” On January 29, 2009, the last reported sale price of our shares was $22.11 per share.

Investing in our common stock involves risks. See the “Risk Factors” section on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 30, 2009.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-2
THE OFFERING	S-3
USE OF PROCEEDS	S-4
SELLING STOCKHOLDERS	S-5
PLAN OF DISTRIBUTION	S-6

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate documents. The first part is a prospectus supplement, which contains specific information about the selling stockholders and the terms on which they are offering and selling our common stock. The second part is the accompanying prospectus dated January 29, 2009, which contains and incorporates by reference important business and financial information about us and other information about the offering. However, since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ), which was completed on February 27, 2008. Under the purchase method of accounting, Nasdaq was treated as the accounting and legal acquirer in this business combination. As such, Nasdaq is the predecessor reporting entity of NASDAQ OMX and the results of operations of OMX are only included in NASDAQ OMX’s consolidated results of operations from February 27, 2008.

Throughout this prospectus, unless otherwise specified:

•	“NASDAQ OMX,” “we,” “us” and “our” refer to The NASDAQ OMX Group, Inc.

•	“Nasdaq” refers to The Nasdaq Stock Market, Inc., as that entity operated prior to the business combination with OMX.

•	“The NASDAQ Stock Market” refers to the registered national securities exchange operated by The NASDAQ Stock Market LLC.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information related to our business. Since it is a summary, this section may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the “Risk Factors” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated by reference in this prospectus supplement. You should also read our “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” financial statements and the accompanying notes in those annual and quarterly reports, all of which are incorporated by reference, before making an investment decision.

THE NASDAQ OMX GROUP, INC.

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ), which was completed on February 27, 2008. NASDAQ OMX operates, through its subsidiaries, The NASDAQ Stock Market, NASDAQ OMX PHLX, NASDAQ OMX BX and The NASDAQ Options Market in the United States, NASDAQ OMX Exchange in the Nordic-Baltic region and NASDAQ OMX Europe in Europe. NASDAQ OMX also operates certain other related businesses through other subsidiaries.

NASDAQ OMX is a leading global exchange group that, through its subsidiaries, provides securities listing, trading and data products and services and market technology solutions. NASDAQ OMX has operations around the world, spanning developed and emerging markets. Its global offerings include trading across multiple asset classes, capital formation solutions, financial services and exchanges technology, market data products, and financial indexes.

NASDAQ OMX’s revenue sources are diverse and include revenues from transaction services, market data products and services, broker services, listing fees, insurance products, shareholder, directors and newswire services, financial products and market technology. The NASDAQ Stock Market is the largest electronic equity securities market in terms of share value traded.

Corporate Information

We are incorporated in Delaware. Our executive offices are located at One Liberty Plaza, New York, New York, 10006 and our telephone number is (212) 401-8700. Our web site is http://www.nasdaqomx.com. Information contained on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by the selling stockholders	Up to 9,810,613 shares of our common stock. This number includes up to 8,281,162 shares of our common stock that may be issued to the selling stockholders upon conversion of our Series A Notes. The Series A Notes are convertible into shares of our common stock at a price of approximately $14.50 per share and have a maturity date of October 22, 2012.

Shares outstanding as of December 31, 2008	201,896,700

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk factors	Before investing in our common stock, you should carefully read and consider the information set forth under the heading “Risk Factors” on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K and our Quarterly Reports filed on Form 10-Q, which are incorporated by reference in this prospectus supplement.

Determination of Offering Price	The selling stockholders may sell all or any part of the shares of our common stock offered hereby from time to time at those prices as they may determine at the time of sale.

Listing	Our common stock currently trades on The NASDAQ Stock Market under the ticker symbol “NDAQ.”

USE OF PROCEEDS

All of the proceeds from the sale of the common stock covered by this prospectus supplement will go to the selling stockholders who offer and sell their shares. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table provides information regarding the selling security stockholders and the number of shares of our common stock that they may offer. The common stock referred to in this prospectus supplement is held by Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.P. and VAB Investors, LLC as selling stockholders and may be offered from time to time pursuant to this prospectus supplement.

The following table sets forth information as of December 31, 2008 regarding beneficial ownership of our common stock by the selling stockholders. The information contained in the table below is based on information provided to us by or on behalf of the selling stockholders. Under the rules of the Securities and Exchange Commission, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. The tabular information below assumes that all the shares of common stock being offered pursuant to the registration statement of which this prospectus supplement is a part are sold. However, because the selling stockholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling stockholder may retain after completion of the offering cannot be determined at this time. Information concerning the selling stockholders may change from time to time and, to the extent required, will be set forth in supplements or amendments to the registration statement.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned (1)(2)	Percentage of Shares of Common Stock Beneficially Owned Prior to Offering (3)	Maximum Number of Shares of Common Stock that May be Offered By This Prospectus	Percentage of Shares of Common Stock Beneficially Owned if Maximum Number of Shares Offered Are Sold
Silver Lake Partners TSA, L.P. (4)	1,425,297	*	1,425,297	—
Silver Lake Investors, L.P. (4)	40,116	*	40,116	—
Silver Lake Partners II TSA, L.P. (4)	8,224,166	3.9%	8,224,166	—
Silver Lake Technology Investors II, L.P. (4)	11,461	*	11,461	—
VAB Investors, LLC (5)	109,573	*	109,573	—

Total	9,810,613	4.6%	9,810,613	—%

*	Less than 1%.
(1)	Represents the maximum number of shares of our common stock issuable upon conversion of all of the holder’s Series A Notes, based on the current maximum conversion rate of 0.0689655 shares of our common stock per $1.00 principal amount at maturity of the notes. This conversion rate is subject to adjustment. The maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future. Also, the table assumes that fractional shares resulting from any conversion will be paid in cash.

(2)	Because certain of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their common stock covered by this prospectus supplement in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information presented in this table, this prospectus may not reflect the exact number of shares of common stock held by each selling stockholder on the date of this prospectus supplement.

(3)	Calculated based on 202,731,628 shares of our common stock outstanding (including 834,928 shares of restricted common stock entitled to vote at the annual meeting) as of December 31, 2008. In calculating this amount for each selling stockholder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of that holder’s Series A Notes, but we did not assume conversion of any other holder’s Series A Notes.

(4)	Based on the information provided to us by the selling stockholders, as of December 31, 2008. Silver Lake Partners TSA, L.P. holds approximately $17,421,575 in aggregate principal amount of Series A Notes and 223,810 shares of common stock. Silver Lake Investors, L.P. holds approximately $490,346 in aggregate principal amount of the Series A Notes and 6,300 shares of common stock. Silver Lake Partners II TSA, L.P. holds approximately $100,524,928 in aggregate principal amount of the Series A Notes and 1,291,415 shares of common stock. Silver Lake Technology Investors II, L.P. holds approximately $140,099 in aggregate principal amount of the Series A Notes and 1,800 shares of common stock. In addition, Glenn H. Hutchins, a director of NASDAQ OMX, beneficially owns 8,402 shares of restricted common stock, which we refer to as the Restricted Shares. Under Mr. Hutchins’ arrangements with Silver Lake Technology Management, L.L.C. with respect to director compensation, the Restricted Shares or the proceeds therefrom are expected to be assigned to Silver Lake Technology Management, L.L.C. The Restricted Shares are not reflected in the table above. Mr. Hutchins is a managing director of each of: (i) Silver Lake Technology Associates, L.L.C., which is the general partner of each of Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P., and (ii) Silver Lake Technology Associates II, L.L.C., which is the general partner of each of Silver Lake Partners II TSA, L.P. and Silver Lake Technology Investors II, L.P. Mr. Hutchins disclaims beneficial ownership of the Series A Notes and the common stock held by the Silver Lake entities, except to the extent of his pecuniary interest therein. The business address of the Silver Lake Entities is 9 West 57th Street, 25th Floor, New York, New York, 10019.

(5)	Based on the information provided to us by the selling stockholder, as of December 31, 2008. VAB Investors, LLC holds $1,499,996 in aggregate principal amount of Series A Notes and 6,126 shares of common stock. Edward J. Nicoll is the Manager of VAB Investors, LLC. Mr. Nicoll disclaims beneficial ownership of the Series A Notes and the common stock held by VAB Investors, LLC, except to the extent of his pecuniary interest therein. The business address of VAB Investors, LLC is c/o Edward J. Nicoll, PO Box 155, Water Mill, NY 11976.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus supplement may be offered and sold by the selling stockholders named in this prospectus supplement, by their pledgees, donees, assignees, transferees, successors or others who hold any of the selling stockholders’ interest. The selling stockholders from time to time may offer and sell the shares in transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sales may be effected in transactions on any national securities exchange or quotation service on which the shares may be listed or quoted; in the over-the-counter market; in transactions otherwise than on such exchanges or services or in the over-the-counter market; or through the writing of options or other hedging transactions (including derivatives other than options). The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling stockholders may sell their shares directly or to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation may be in excess of customary commissions. The selling stockholder may not sell the shares through an underwritten offering without our prior consent.

The shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such stock as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (d) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (e) sales in other ways not involving market makers or established trading markets. Methods of sale may also include privately negotiated transactions such as direct sales to purchasers and sales effected through agents, short sales, sales of a specified number of shares at a stipulated price per share and any other method permitted by law or combination thereof. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Shares eligible to be sold under Rule 144 under the Securities Act may be sold pursuant thereto rather than pursuant to this prospectus supplement. The selling stockholders may also engage in short sales against the box, puts, calls and other transactions in our securities or derivatives thereof, and may sell or deliver shares in connection with these trades.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3), 424(b)(7) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities of the Securities Act and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M thereunder, which provisions may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders. We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sale of shares in the market and to the activities of the selling stockholders and their affiliates.

We entered into a registration rights agreement for the benefit of the selling stockholders to register their common stock, among other securities, under applicable federal securities laws under specific circumstances and at specific times. We have agreed to pay all expenses of the shelf registration statement, other than discounts and selling commissions, if any, provide to each registered holder copies of the related prospectus, notify each registered holder when the shelf registration statement has become effective and take other actions that are required to permit, subject to the foregoing, unrestricted resales of the shares of common stock sold pursuant to this prospectus supplement. We may require each of the selling stockholders to indemnify us, including our respective directors, officers and agents and we have agreed to indemnify each of the selling stockholders, including each of their respective directors, officers and controlling persons against, and in certain circumstances to provide contribution with respect to, specific liabilities in connection with the offer and sale of the common stock offered hereby, including liabilities under the Securities Act.

PROSPECTUS

Preferred Stock, Common Stock, Warrants, Depositary Shares, Purchase Contracts and Units

We from time to time may offer:

•	Shares of our preferred stock;

•	Shares of our common stock;

•	Warrants to purchase equity securities;

•	Depositary shares;

•	Purchase contracts; and

•	Units, comprised of two or more of any of the securities referred above, in any combination;

together or separately, in amounts, at prices and on terms that we will determine at the time of the offering. In addition, certain selling stockholders to be identified in a prospectus supplement may offer and sell our common stock.

Specific terms of these securities will be provided in one or more supplements to this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We, or any selling stockholders, may offer and sell the securities directly to you, through agents, underwriters or dealers. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, underwriters or dealers involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we expect to receive from sales will be set forth in the prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “NDAQ.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 3.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2009.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf process (i) we may sell any combination of the securities described in this prospectus in one or more offerings, and (ii) the selling stockholders to be named in a prospectus supplement may offer, from time to time, an indeterminate number of our securities. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we, or the selling stockholders, as the case may be, offer our securities, we or the selling stockholders, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.nasdaqomx.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ), which was completed on February 27, 2008. Under the purchase method of accounting, Nasdaq was treated as the accounting and legal acquirer in this business combination. As such, Nasdaq is the predecessor reporting entity of NASDAQ OMX and the results of operations of OMX are only included in NASDAQ OMX’s consolidated results of operations from February 27, 2008.

Throughout this prospectus, unless otherwise specified:

•	“NASDAQ OMX,” “we,” “us” and “our” refer to The NASDAQ OMX Group, Inc.

•	“Nasdaq” refers to The Nasdaq Stock Market, Inc., as that entity operated prior to the business combination with OMX.

•	“The NASDAQ Stock Market” refers to the registered national securities exchange operated by The NASDAQ Stock Market LLC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or through our web site at http://www.nasdaqomx.com. Our website is not incorporated into or otherwise a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in Current Reports on Form 8-K furnished pursuant to items 2.02, 7.01, or 9, as the case may be of such form), after the initial filing of this registration statement and until termination of the offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	those portions of our definitive Proxy Statement for the 2008 Annual Meeting of Stockholders that are incorporated by reference in our Form 10-K;

•

our Current Reports on Form 8-K filed on April 28, 2005, January 7, 2008, February 15, 2008, February 21, 2008, February 25, 2008, March 3, 2008, April 15, 2008, May 2, 2008, July 29, 2008, August 1, 2008 and October 23, 2008; and

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008.

You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, New York 10006

(212) 401-8700

email: investor.relations@nasdaqomx.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend that the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements. These include, among others, statements relating to:

•	2008 or 2009 outlook;

•	the scope, nature or impact of acquisitions, dispositions, investments or other transactional activities;

•	the integration of the businesses of our recently acquired businesses, including accounting decisions relating thereto;

•	the effective dates for and expected benefits of ongoing initiatives; and

•	the outcome of any litigation and/or government investigation to which we are a party and other contingencies.

Forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

•	our operating results may be lower than expected;

•

our ability to successfully integrate the businesses of our recently acquired businesses, including the fact that such integration may be more difficult, time consuming or costly than expected and our ability to realize synergies from business combinations and acquisitions;

•	loss of significant trading volume or listed companies;

•	covenants in our credit facilities, indentures and other agreements governing our indebtedness which may restrict the operation of our business;

•	economic, political and market conditions and fluctuations, including interest rate and foreign currency risk, inherent in U.S. and international operations;

•	government and industry regulation; and

•	adverse changes that may occur in the securities markets generally.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and risk resulting from such uncertainty in connection with any forward-looking statements that we make. These risk factors are more fully described under the captions Part I. “Item 1A. Risk Factors” in our Annual Report on Form 10-K and Part II. “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year and our Quarterly Reports on Form 10-Q, as applicable, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

SUMMARY

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ) which was completed on February 27, 2008. NASDAQ OMX operates, through its subsidiaries, The NASDAQ Stock Market, NASDAQ OMX PHLX, NASDAQ OMX BX and The NASDAQ Options Market in the United States, NASDAQ OMX Nordic in the Nordic-Baltic region and NASDAQ OMX Europe in Europe. NASDAQ OMX also operates certain other related businesses through other subsidiaries.

NASDAQ OMX is a leading global exchange group that, through its subsidiaries, provides securities listing, trading and data products and services and market technology solutions. NASDAQ OMX has operations around the world, spanning developed and emerging markets. Its global offerings include trading across multiple asset classes, capital formation solutions, financial services and exchanges technology, market data products, and financial indexes.

NASDAQ OMX’s revenue sources are diverse and include revenues from transaction services, market data products and services, broker services, listing fees, insurance products, shareholder, directors and newswire services, financial products and market technology. The NASDAQ Stock Market is the largest electronic equity securities market in terms of share value traded.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and preferred stock dividends for the periods listed below:

	Nine Months Ended September 30, 2008(2)(3)	Year Ended December 31, 2007(2)	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends(1)	9.04	11.90	3.33	5.37	0.71	(1.73)

(1)	For purposes of this calculation, earnings are defined as pre-tax income from continuing operations before equity in earnings of 50%-or-less-owned companies and minority interests plus interest and related expenses. Fixed charges are the sum of interest and related expenses.

(2)	No shares of our preferred stock were outstanding during the year ended December 31, 2007 or during the nine months ended September 30, 2008 and no preferred stock dividends were paid during those periods.

(3)	The results of OMX have been included in this calculation since February 27, 2008. The results of the Philadelphia Stock Exchange have been included since July 24, 2008 and the results of the Boston Stock Exchange have been included since August 29, 2008.

USE OF PROCEEDS

Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

Unless otherwise set forth in a prospectus supplement, we will not receive any of the proceeds from the sale of securities by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions relating to our capital stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our charter and by-laws, and provisions of Delaware law which define the rights of our stockholders. Our charter and by-laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Authorized Capital

Our authorized capital stock consists of (i) 300,000,000 shares of common stock, par value $0.01 per share; and (ii) 30,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2008, we had 202,188,144 shares of common stock issued and 201,896,700 shares outstanding and no shares of preferred stock issued or outstanding. As of December 31, 2008, there were approximately 1,149 record holders of our common stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders except that no person may exercise voting rights in respect of any shares in excess of 5% of the then outstanding shares of our Common Stock. At any meeting of our stockholders, a majority of the votes entitled to be cast will constitute a quorum for such meeting.

Under our charter, our Board of Directors may waive the application of the 5% voting limitation to persons other than brokers, dealers, their affiliates, and persons subject to statutory disqualification under Section 3(a)(39) of the Exchange Act, subject to approval by the SEC.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for them. In the event of our liquidation, dissolution, or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. We have not declared or paid cash dividends on our common stock. We currently do not intend to pay any cash dividends on our common stock. Rather, we currently plan to retain any future earnings for funding our growth. Future dividends, if any, will be determined by our board of directors.

Preferred Stock

Our Board of Directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the powers, preferences, and rights, and the qualifications, limitations, and restrictions thereof, of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund provisions, if any, and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

Certain Provisions of our Charter and By-Laws

Some provisions of our charter and by-laws, which provisions are summarized below, may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations

Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the shareholder in order to be timely must be received not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting and the close of business on the 10th day following the date on which notice of the date of the annual meeting was first publicly announced by NASDAQ OMX. In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder in order to be timely must be received not earlier than 120 days prior to the meeting and later than the later of 90 days prior to the meeting and the close of business on the 10th day following the day on which public disclosure of the date of the special meeting and our nominees was first made. In addition, the by-laws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Stockholder Action; Special Meeting of Stockholders

Our restated certificate of incorporation provides that stockholders are not entitled to act by written consent in lieu of a meeting. Delaware law vests the board of directors of a Delaware corporation with the authority to call special meetings of stockholders and permits us to authorize in our restated certificate of incorporation or by-laws other persons to also have such authority. Our restated certificate of incorporation and by-laws do not vest any other persons with such authority.

Amendments; Supermajority Vote Requirements

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our restated certificate of incorporation imposes super majority (66 2/3%) voting requirements in connection with stockholder amendments to the by-laws and in connection with the amendment of certain provisions of the restated certificate of incorporation, including those provisions of the restated certificate of incorporation relating to the limitations on voting rights of certain persons, the classified board of directors, removal of directors and prohibitions on stockholder action by written consent.

Authorized But Unissued Shares

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult, or discourage, an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Delaware law generally prohibits a publicly-held or widely-held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years, did own) directly or indirectly 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction that results in a financial benefit to the interested stockholder. However, Delaware law does not prohibit these business combinations if:

1.	before the stockholder becomes an interested stockholder the corporation’s board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

2.	after the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding voting stock (excluding certain shares); or

3.	the corporation’s board approves the business combination and the holders of at least two-thirds of the corporation’s outstanding voting stock that the interested stockholder does not own authorize the business combination at a meeting of stockholders.

Stockholders’ Agreements

On February 27, 2008, we entered into a stockholders’ agreement, which governs the shares of our common stock issued to Borse Dubai Limited and Borse Dubai Nasdaq Share Trust as partial consideration in the acquisition of OMX from Borse Dubai. For a description of these terms, please see our Form 8-K filed on March 3, 2008 which is incorporated herein by reference.

On April 22, 2005, we entered into an amended and restated securityholders agreement with the parties thereto which governs certain of our securities. For a description of these terms, please see our Form 8-K filed on April 28, 2005, which is incorporated herein by reference.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investors Services. Its address is 480 Washington Boulevard, 29th Floor, Jersey City, New Jersey 07310 and its telephone number is +1 888 305 3741.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “NDAQ.”

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or other units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling stockholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling stockholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; and/or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling stockholder may directly solicit offers to purchase the securities and we or a selling stockholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Nasdaq Stock Market, Inc. appearing in The Nasdaq Stock Market, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedules appearing therein), and the effectiveness of The Nasdaq Stock Market, Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of OMX AB appearing in The NASDAQ OMX Group, Inc.’s amended Current Reports (Forms 8-K/A), dated May 2, 2008 and August 1, 2008 have been audited by PricewaterhouseCoopers AB, independent auditor, as set forth in its report thereon. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of the Philadelphia Stock Exchange, Inc. and Subsidiaries as of December 31, 2007 and 2006 and for the years then ended incorporated by reference to The NASDAQ OMX Group, Inc.’s amended Current Report (Form 8-K/A), dated August 1, 2008 in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in giving said report.

PROSPECTUS

January 29, 2009